Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of March 23, 2026, by and between Enlivex Ltd., a company organized under the laws of the State of Israel (the “Company”), and Lind Global Asset Management XIV LLC, a Delaware limited liability company (the “Investor”).

BACKGROUND

A. The board of directors of the Company (the “Board of Directors”) has authorized the sale and issuance to Investor of the Note (as defined below).

B. The Investor desires to purchase the Note on the terms and conditions set forth in this Agreement.

C. Concurrently with the execution of this Agreement, (i) the Company and the Investor will enter into a security agreement, substantially in the form attached hereto as Exhibit A (the “Security Agreement”), pursuant to which the Company will grant a first priority security interest in the Collateral (as defined in the Security Agreement) to secure its obligations hereunder and under the other Transaction Documents and (ii) the Company, the Investor, and Elinnovation Labs Ltd., a company organized under the laws of the State of Israel (the “Asset Manager”) will enter into an amendment to that certain Asset Management Agreement, dated as of November 20, 2025, by and between the Company and the Asset Manager (such agreement, as amended by such amendment, the “Account Control Agreement”), substantially in the form attached hereto as Exhibit B, pursuant to which the Company will grant the Investor certain signatory rights with respect to a portion of the Company’s digital asset portfolio comprising RAIN tokens, to secure the Company’s obligations hereunder and under the Note.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and intending hereby to be legally bound, the Company and the Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Account Control Agreement” has the meaning set forth in the recitals.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“ATM Agreement(s)” means that certain At-the-Market Sales Agreement, dated November 24, 2025, by and between the Company and BTIG, LLC, as may be amended by the parties thereto from time to time, together with any successor, replacement or additional at-the-market sales agreement entered into by the Company after the date hereof.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City or the State of Israel.

“Capital Shares” means the Ordinary Shares, preferred shares and any other classes of shares in the registered share capital of the Company.

“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)	a change in the composition of the Board of Directors of the Company at a single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting, without prior written consent of the Investor;

(b)	a change, without prior written consent of the Investor, in the composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement;

(c)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than fifty percent (50%) of the voting rights attached to the Ordinary Shares; and

(d)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their assets on a consolidated basis.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement.

“Commitment Fee” means an amount representing 1.5% of the Funding Amount and equal to Two Hundred Eighty Five Thousand Dollars ($285,000).

“Company” has the meaning set forth in the preamble.

“Conversion Shares” means the Ordinary Shares issuable upon the full or any partial conversion of the Note.

“Disclosure Letter” has the meaning set forth in Section 3.

“Effectiveness Period” has the meaning set forth in Section 9.2(a).

“Equity Interests” means and includes Capital Shares, membership interests and other similar equity securities of the Company, and shall also include warrants or options to purchase Capital Shares, membership interests or other equity interests of the Company.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Exempted Securities” means (a) equity securities issued by reason of a dividend, stock split, split-up or other distribution on Ordinary Shares, (b) Ordinary Shares, restricted stock units, or rights, warrants or options to purchase Ordinary Shares issued to employees, officers or directors of the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), (c) Ordinary Shares actually issued upon the exercise of options or warrants, the settlement of restricted stock units, or the conversion or exchange of any securities convertible into Ordinary Shares, in each case issued to employees, officers or directors of, the Company or any of its Subsidiaries pursuant to an Equity Plan and provided that such issuance is pursuant to the terms of the applicable option, restricted stock unit, warrant or convertible security, (d) Investor Shares, (e) Ordinary Shares sold by the Company pursuant to the ATM Agreement(s) and (f) Ordinary Shares issuable upon exercise of warrants outstanding on the date hereof.

“FCPA” has the meaning set forth in Section 3.24.

“Form 6-K” has the meaning set forth in Section 5.9.

“Funding Amount” means an amount equal to Nineteen Million Dollars ($19,000,000).

“GAAP” has the meaning set forth in Section 3.5(b).

“Governmental Authority” means the government of the United States or any other nation (including, without limitation, the State of Israel), or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” has the meaning set forth in the Note.

“Investor” has the meaning set forth in the preamble.

“Investor Group” means the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.10(a).

“Investor Shares” means the Conversion Shares and any other Ordinary Shares issued or issuable to the Investor pursuant to this Agreement or the Note, without giving effect to the Maximum Percentage.

“IP Rights” has the meaning set forth in Section 3.10.

“Israeli Companies Law” means the Israeli Companies Law, 1999 and the rules and regulations promulgated thereunder.

“Israeli Securities Law” means the Israeli Securities Law, 1968 and the rules and regulations promulgated thereunder.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any U.S. federal and state securities Laws, the Israeli Companies Law and the Israeli Securities Law.

“Legend Removal Date” has the meaning set forth in Section 5.1(d).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” has the meaning set forth in Section 5.10(a).

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Security Documents or the Note; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster, pandemic or other health emergency, or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) and (b) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries (taken as a whole) compared to other similarly situated companies in the industries in which the Company and the Subsidiaries operate.

“Maximum Percentage” means, with respect to the beneficial ownership of the Investor Group (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated by the SEC under the 1934 Act) of any class of Equity Interests in the Company that is registered under the 1934 Act, 9.99%.

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“Note” has the meaning set forth in Section 2.1(a).

“OFAC” has the meaning set forth in Section 3.23.

“Ordinary Shares” means the ordinary shares of the Company, par value NIS 0.40 per share, and any other class of securities into which such ordinary shares may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, right, option, restricted share unit, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Organizational Documents” has the meaning set forth in Section 3.3.

“Permitted Indebtedness” means (a) the Company’s obligations under this Agreement, the Note and the other Transaction Documents; (b) Indebtedness existing on the Closing Date which is shown on Schedule 1 of the Disclosure Letter; (c) Indebtedness subordinated to the Company’s obligations under the Note and in connection with which the counterparty shall have entered into a subordination agreement reasonably acceptable to the Investor in its sole discretion; (d) Indebtedness obtained by the Company to acquire capital equipment, capital leases, or operating leases; (e) Indebtedness subordinated to the Company’s obligations under the Note pursuant to a subordination agreement reasonably acceptable to the Investor in its sole discretion to the extent the proceeds thereof are used to repay the Note as required by Section 5.7; (f) obligations in respect of workers’ compensation claims, health, disability or other benefits, public liability insurance, unemployment insurance, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, or customs, completion, advance payment, performance, bid, appeal and surety bonds, completion guarantees, letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from governmental authorities, and other similar obligations provided by the Company or any Subsidiary in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting the foregoing; (g) Indebtedness of the Company or any Subsidiary in respect of any agreement or other arrangement governing the provision of treasury, cash management services or deposit account overdraft protection services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services; (h) Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements; and (i) Indebtedness in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services on customary trade terms in the ordinary course of business.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of Law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens incurred in connection with Permitted Indebtedness under clauses (a), (c), (d) and (e) thereunder (provided, however, that Liens incurred in connection with Permitted Indebtedness under clauses (c), (d) and (e) shall not constitute Permitted Liens to the extent such Liens are on the Collateral), (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (viii) second priority or junior Liens that are subordinate to the Liens created by any security interest established in connection with this Agreement and the Security Documents (provided, however, that such Liens shall not constitute Permitted Liens to the extent such Liens are on the Collateral) and (ix) survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Company’s and its Subsidiaries’ business or to the ownership of its or any Subsidiary’s properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of such business.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Press Release” has the meaning set forth in Section 5.9.

“Principal Amount” has the meaning set forth in Section 2.1.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive Ordinary Shares:

(i) at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, Ordinary Shares; or

(ii) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company and other than any securities issued with customary adjustment mechanics for stock splits, combinations, dividends and similar adjustments); or

(b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms materially more favorable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as at-the-market transactions (ATMs) or equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect; provided, that the following shall not be considered Prohibited Transactions: (i) sales by the Company of Ordinary Shares under the ATM Agreement(s); or (ii) securities issuable under the Company’s equity plans, as approved by the Board of Directors or a committee thereof. Additionally, for the elimination of doubt, issuance of securities that do not include features specified in the immediately preceding clauses (i) and (ii) of subsection (a) of this definition shall not constitute Prohibited Transactions.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document under the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Reverse Split” has the meaning set forth in Section 5.18.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5.

“Securities” means the Note and the Investor Shares.

“Securities Termination Event” means either of the following has occurred:

(a) trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b) a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Security Agreement” has the meaning set forth in the recitals.

“Security Documents” means the Security Agreement, the Account Control Agreement and any other document or agreement which the Investor reasonably deems necessary to grant and/or perfect Liens in favor of the Investor on the Collateral.

“Shareholder Approval” shall mean the approval of the holders of the applicable required majority of the Ordinary Shares: (a) if and to the extent legally required at any time the Note remains outstanding, to amend the Company’s Articles of Association to increase the authorized share capital of the Company by an amount sufficient to enable the Company to issue all of the Investor Shares issued and potentially issuable to the Investor under the Transaction Documents, or (b) if and to the extent required under the rules and regulations of the Trading Market, to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Ordinary Shares are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Note, the Security Documents, the Account Control Agreement and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of one Ordinary Share trading in the ordinary course of business at the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Ordinary Shares are not then listed on a Trading Market and if the Ordinary Shares are traded in the over-the-counter market, as reported by the OTCQX or OTCQB Markets, the volume weighted average price of one Ordinary Share for such date (or the nearest preceding date) on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the Ordinary Shares are not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one Ordinary Share so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one Ordinary Share as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company.

2. PURCHASE AND SALE OF THE NOTE

2.1 Purchase and Sale of the Note. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, in exchange for the Funding Amount, a convertible promissory note, in the form attached hereto as Exhibit C (the “Note”), in the principal amount of Twenty One Million Dollars ($21,000,000) (the “Principal Amount”).

2.2 Closing. The closing hereunder, including payment for and delivery of the Note, shall take place remotely via the exchange of documents and signatures, no later than ten (10) Business Days following the execution and delivery of this Agreement, subject to satisfaction or waiver of the conditions set forth in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (the “Closing,” and the date of the Closing being the “Closing Date”).

2.3 Commitment Fee. At the Closing, the Company shall pay to the Investor the Commitment Fee, in United States dollars and in immediately available funds. The Commitment Fee shall be paid by being offset against the Funding Amount payable by the Investor at Closing.

2.4 Prepayment Right. The Company will have the right to pre-pay the Outstanding Principal Amount (as such term is defined in the Note) pursuant to the terms and conditions set forth in the Note.

2.5 Senior Obligation. As an inducement for the Investor to enter into this Agreement and to purchase the Note, as between the Company and the Investor, all obligations of the Company under the Note shall be (a) equal in right of payment with any existing unsubordinated Indebtedness of the Company, which is outstanding as of the Closing Date and is set forth in Schedule 2.5 of the Disclosure Letter, and senior in right of payment to all future Indebtedness and equity of the Company; and (b) secured by a first priority security interest in and Lien upon the Collateral.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor and covenants with the Investor that, except as set forth in the disclosure letter being delivered by the Company to the Investor (which disclosure letter may reference, with reasonable specificity and detail, matters that are disclosed in any SEC Document) (such disclosure letter hereby incorporated by reference in, and constituting an integral part of, this Agreement, the “Disclosure Letter”), the following representations and warranties are true and correct.

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Israel and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, to issue and sell the Note pursuant hereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement and the Note. The execution and delivery of the Transaction Documents by the Company and the issuance and sale by the Company of the Securities pursuant hereto, including without limitation the reservation of the Conversion Shares for future issuance, have been duly and validly authorized by the Board of Directors and no further consent or authorization is required by the Company, the Board of Directors, its shareholders or any other Person in connection therewith. The Transaction Documents have been, or will be at Closing, duly and validly executed and delivered by the Company and constitute, or will constitute upon their executing and delivery at Closing, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Note hereunder will not (a) conflict with or result in a violation of the Company’s Articles of Association, as amended (the “Organizational Documents”), (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party, or (c) subject to the making of the filings referred to in Section 5, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4.3 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any Governmental Authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market and the Tel Aviv Stock Exchange) in connection with the issuance of the Note and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Note and the issuance of any other Investor Shares upon the issuance or conversion thereof), and the Company will not be required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Securities, and (ii) the issuance of the Note, and the issuance of the Conversion Shares upon the conversion of the Note and the issuance of any other Investor Shares upon the issuance or conversion thereof, will be exempt from the registration and qualification requirements under the 1933 Act and all applicable Laws of the State of Israel, including the Israeli Companies Law and the Israeli Securities Law (including that the Company will not be required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Securities).

3.4 Capitalization and Subsidiaries.

(a) The authorized capital of the Company is NIS 950,000,000 divided into 2,375,000,000 Ordinary Shares with a nominal value of NIS 0.40 each. As of the close of business on March 20, 2026, 237,381,498 Ordinary Shares were issued and outstanding. As of March 20, 2026, (i) an aggregate of 9,370,386 Ordinary Shares are issuable upon exercise of awards granted under the Global Share Incentive Plan (2014) and the Global Share Incentive Plan (2019) and 15,629,614 additional shares are reserved for future issuance thereunder; and (ii) 7,567,162 Ordinary Shares are reserved for issuance upon exercise of outstanding warrants with exercise prices ranging from $0.001 to $25 per share. The Company has duly reserved up to 7,801,616 Ordinary Shares for issuance as Conversion Shares upon conversion of the Note and has duly reserved up to 48,000,000 Ordinary Shares for issuance as Repayment Shares (as such term is defined in the Note) under the terms of the Note. The Conversion Shares, when issued upon conversion of the Note in accordance with its terms, and any other Investor Shares, if and when issued in connection with the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issuance thereof (other than any such Liens imposed, or as a result of actions taken by, the Investor, and restrictions on the transfer of securities imposed by the 1933 Act and other applicable Law). No shares of the Company’s Capital Shares are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company. Except as set forth in the Disclosure Letter, the Organizational Documents on file on the SEC’s EDGAR website are true and correct copies of the Organizational Documents, as in effect as of the Closing Date. The Company is not in violation of any provision of its Organizational Documents.

(b) Schedule 3.4(b) lists each direct and indirect Subsidiary of the Company existing on the date hereof and indicates for each Subsidiary (i) the authorized capital stock or other Equity Interests of such Subsidiary as of the date hereof, (ii) the number and kind of shares or other ownership interests of such Subsidiary that are issued and outstanding as of the date hereof, and (iii) the owner of such shares or other ownership interests. No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation (if a good standing concept exists in such jurisdiction) and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

(c) Except as set forth in Schedule 3.4(c), neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. Except as set forth in Schedule 3.4(c), there are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note or the Investor Shares. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d) The issuance and sale of any of the Securities will not obligate the Company to issue Ordinary Shares or other securities, or to satisfy any related contractual obligations, to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

(e) As of the date of this Agreement, the Company has sufficient authorized and unissued Ordinary Shares under its Articles of Association, as amended, to issue all of the Investor Shares pursuant to the terms of this Agreement and the Note (without regard to the Maximum Amount, conversion limitations or any other limitations on the issuance of Ordinary Shares contained herein or therein), without obtaining Shareholder Approval under any applicable Laws, including, without limitation, the Israeli Companies Act, the Israeli Securities Law, the rules and regulations of the Tel Aviv Stock Exchange and the rules and regulations of the Trading Market.

3.5 SEC Documents; Financial Statements.

(a) As of the Closing Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act for the two (2) years preceding the Closing Date (all of the foregoing filed or furnished prior to the Closing Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and to the Company’s knowledge none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not ever been an issuer subject to Rule 144(i) under the 1933 Act.

(b) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and audited by a firm that is a member of the Public Company Accounting Oversight Board, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor in connection with the Investor’s purchase of the Note which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(c) The Company’s independent registered public accounting firm is Yarel + Partners, with an address of Nirm 1, Tel Aviv, Israel 6706036. To the knowledge of the Company, such accounting firm (i) is a registered public accounting firm as required by the 1934 Act and (ii) expressed its opinion with respect to the audited financial statements included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

(d) The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the SEC Documents, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of December 31, 2024 (such date, the “Evaluation Date”). The Company presented in its Annual Report on Form 20-F for the year ended December 31, 2024 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the SEC Documents, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the 1934 Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

3.6 Litigation and Regulatory Proceedings. There are no material actions, causes of action, suits, claims, proceedings, or, to the knowledge of the Company’s executive officers, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Ordinary Shares or any other class of issued and outstanding Capital Shares, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7 No Undisclosed Events, Liabilities or Developments. No event, development or circumstance has occurred or exists, except for events, developments or circumstances that have been publicly disclosed or that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable U.S. securities Laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Ordinary Shares and which has not been publicly announced or otherwise publicly disclosed.

3.8 Compliance with Law; Listing and Maintenance Requirements. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the 1934 Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

3.9 Employee Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable local and foreign Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.10 Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted, except as would not reasonably be expected to have a Material Adverse Effect. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11 Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of clause (i), (ii) and (iii), the failure to so comply would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.12 Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all Liens and defects, except for Permitted Liens. The Collateral is free and clear of all Liens and defects, except for Permitted Liens of the types described in clauses (i), (ii), (iii), (vi), (vii) and (ix) of the definition of “Permitted Liens.” Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13 Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary for companies of similar size in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.15 Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company in accordance with GAAP, and (iii) has set aside on its books provision reasonably adequate for the payment of all unpaid material taxes in accordance with GAAP. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

3.16 Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

3.17 Investment Company. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds as set forth herein, will be, required to be registered as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.18 Certain Transactions. Except as set forth on Schedule 3.18, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements, restricted share unit and other equity-based compensation agreements under any equity plan of the Company.

3.19 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities pursuant to this Agreement.

3.20 No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated or the Tel Aviv Stock Exchange.

3.21 Acknowledgment Regarding the Investor’s Purchase of the Note. The Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Note based on its own independent evaluation. The Company is entering into this Agreement, the Security Agreement and the Account Control Agreement and is issuing and selling the Note voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Note and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Note or any other transaction contemplated hereby.

3.22 No Brokers’, Finders’ or Other Advisory Fees or Commissions. Except for H.C. Wainwright & Co. (or any of its Affiliates), no brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Note or any of the other transactions contemplated by this Agreement or the other Transaction Documents.

3.23 OFAC. None of the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24 No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act (“FCPA”) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25 Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

3.26 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, in violation of Regulation M, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.27 Application of Takeover Protections. Except as set forth in the Israeli Companies Law with respect to tender offers, the Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Association (or similar charter documents) or the Laws of the State of Israel that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

3.28 FDA. As to each product of the Company subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar Laws relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other Governmental Authority, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any Laws by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable Laws of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company.

3.29  Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, except in the case of each of clauses (i)(x) and (y), such as would not have or reasonably be expected to result in a Material Adverse Effect; (ii) the Company and the Subsidiaries are presently in compliance with all applicable Laws and all judgments, orders, rules and regulations of any court or arbitrator or Governmental Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices for similarly situated companies.

3.30 Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the last three (3) years were, in compliance in all material respects with all applicable state, federal and foreign data privacy and security Laws, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation.

3.31 Equity Plans. Each share option granted by the Company under the Company’s equity plan was granted (i) in accordance with the terms of the Company’s equity plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such share option would be considered granted under GAAP and applicable Law. No share option granted under the Company’s equity plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.32 U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

3.33 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

3.34 Trading Market Shareholder Approval Exemptions. The Company has taken all actions, provided all such notices and disclosures, and obtained all consents, approvals, waivers or confirmations required under applicable listing rules of the Trading Market, such that the shareholder approval requirements under Nasdaq Listing Rule 5635(d) shall not be applicable for any purposes of this Agreement, the Note, the other Transaction Documents and the transactions contemplated hereby and thereby.

3.35 No Other Representations. Except for the representations and warranties set forth in this Agreement (as qualified by the Disclosure Letter) and in other Transaction Documents, the Company makes no other representations or warranties to the Investor.

3.36 Disclosure. Except with respect to this Agreement, the Note, the other Transaction Documents and the transactions contemplated hereby and thereby, the Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

4.1 Organization and Qualification. The Investor is a limited liability company, duly organized and validly existing in good standing under the laws of the State of Delaware.

4.2 Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into this Agreement and the Security Documents, to purchase the Note and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Note by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate in any material respect any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any Governmental Authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Note and the other transactions contemplated by this Agreement.

4.4 Investment Intent; Accredited Investor. The Investor is purchasing the Note and the Investor Shares for its own account, for investment purposes, and not with a view towards distribution of either the Note or the Investor Shares in violation of the 1933 Act. The Investor understands that no action has or will be taken in Israel that would permit the offering of the Securities or the distribution of any prospectus or other offering document to the public in Israel, and that the Securities were and are issued in Israel pursuant to an exemption from the prospectus requirements under the Israeli Securities Law and are therefore subject to the resale restrictions under the Israeli Securities Law. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Note and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time. The Investor understands that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state or other securities law and is acquiring such Securities as principal for its own account.

4.5 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

4.6 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, executed any purchases or sales, including Short Sales (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act), of any securities of the Company (including the Ordinary Shares) during the period commencing as of the time that such Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.7 General Solicitation. The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

4.8 Access to Information. The Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement (including, without limitation, the Disclosure Letter) or any other Transaction Document or the consummation of the transaction contemplated hereby and thereby. The Investor acknowledges that such Investor has consulted with such Investor’s own legal, accounting, financial, regulatory and tax advisors, to the extent it deemed appropriate to make an investment decision with respect to the Securities.

5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Legends, etc.

(a) Securities may only be disposed of pursuant to an effective registration statement under the 1933 Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.

(b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.1:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities, in accordance with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required by the Company in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling shareholders thereunder.

(d) Certificates evidencing the Investor Shares shall not contain any legend (including the legend set forth in Section 5.1(b)): (i) while a Registration Statement is effective under the 1933 Act, (ii) following any sale of such Investor Shares pursuant to Rule 144, (iii) while such Investor Shares are eligible for sale without restriction under Rule 144, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC ). The Company shall instruct its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section. At such time as a legend is no longer required for the Investor Shares under this Section 5.1(d), the Company will, no later than two (2) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Investor Shares containing a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate (or evidence of book entry) representing such Investor Shares that is free from all restrictive and other legends. In addition to any other remedies available to the Investor, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Investor Shares (based on the VWAP of the Ordinary Shares on the date such Investor Shares are submitted to the Company or the Company’s transfer agent) delivered for removal of the restrictive or other legend, $5 per Trading Day for each Trading Day after the Legend Removal Date until such Investor Shares are delivered without a legend. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

5.2 Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as the Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Investor Shares under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.3 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market that would require, under the rules of the Trading Market, the Shareholder Approval.

5.4 Notification of Certain Events. While the Note remains outstanding, the Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

5.5 Available Shares. The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of Ordinary Shares as are issuable upon repayment or conversion in full of the Note at any time, without regard to the Maximum Percentage. If the Company determines at any time that it does not have a sufficient number of authorized Ordinary Shares to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized Ordinary Shares by seeking Shareholder Approval for the authorization of such additional Ordinary Shares.

5.6 Use of Proceeds. The Company will use the proceeds from the sale of the Note hereunder for working capital and other general corporate purposes, including the repurchase of Ordinary Shares in accordance with any repurchase program authorized by the Board of Directors, and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and repayment of the Note), (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.

5.7 Repayment of Note. If the Company or any Subsidiary issues any Indebtedness (other than the Note), or issues any preferred shares, other than Exempted Securities, unless otherwise waived in writing by and at the discretion of the Investor, the Company will promptly utilize the net proceeds of such issuance to repay the Note (to the extent of such net proceeds).

5.8 Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions or incur any Indebtedness (other than Permitted Indebtedness) without the Investor’s prior written consent, until the thirtieth (30th) day after such time as the Note has been repaid in full, as applicable, and/or has been converted into Conversion Shares.

5.9 Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”), and shall, within two (2) Business Days following the date hereof, file a Report of Foreign Private Issuer on Form 6-K (the “Form 6-K”) disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents (or the forms thereof) as exhibits thereto; provided, that the Company may not issue the Press Release without the Investor’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall provide a copy of the draft Form 6-K to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. The Company shall not issue any press release nor otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent of the Investor (such consent not to be unreasonably withheld, conditioned or delayed), except if such disclosure is made in a manner consistent with the Press Release or Form 6-K, or is required by Law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Investor’s relationship with the Company under this Agreement in a manner consistent with the Press Release or Form 6-K and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

5.10 Indemnification of the Investor.

(a) The Company will indemnify and hold the Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all damages, losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i) any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii) any misrepresentation made by the Company in any Transaction Document;

(iii) any omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading; or

(iv) any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

(b) In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c) The provisions of this Section 5.10 shall survive the termination or expiration of this Agreement.

5.11 Non-Public Information. Following the Closing Date, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company provides the Investor with material, non-public information, the Company shall publicly disclose such information within forty eight (48) hours of providing the information to the Investor; provided, however, in the event that such material non-public information is provided to Investor pursuant to Section 9, the Company shall publicly disclose such information within five (5) Business Days of providing the information to the Investor. The Company understands and confirms that the Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company.

5.12 Shareholders Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or the Note or under any other agreement between the Company and the Investor.

5.13 Listing of Securities. The Company shall: (a) in the time and manner required by each Trading Market on which the Ordinary Shares are listed, as well as the Tel Aviv Stock Exchange, prepare and file with such Trading Market and the Tel Aviv Stock Exchange a Listing of Additional Shares Notification Form covering the Investor Shares, (b) take all steps necessary to cause such shares to be approved for listing on each Trading Market on which the Ordinary Shares are listed as soon as possible thereafter, (c) if applicable, provide to the Investor evidence of such Trading Market’s completion of review of the Listing of Additional Shares Notification Form, and (d) maintain the listing of such shares on each such Trading Market.

5.14 Share Transfer Agent. The Company has informed the Investor of the name of its share transfer agent and represents and warrants that the transfer agent participates in the Depository Trust Company Fast Automated Securities Transfer program.

5.15 Tax Treatment. The Investor and the Company agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, the Note is not intended to be, and shall not be, treated as indebtedness. Neither the Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Code, or any analogous provision of applicable state, local or non-U.S. law.

5.16 Set-Off.

(a) The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b) The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.16 (including varying the date for payment of any amount payable by the Investor to the Company).

5.17 Ongoing Compliance with Laws. The Company and each of the Subsidiaries shall (a) conduct their respective businesses in compliance in all material respects with all applicable Laws and (b) take all steps necessary to ensure that their continued performance of the Transaction Documents and their obligations thereunder do not violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected.

5.18 Reverse Share Split. If at any time while the Investor owns any Securities, the last closing trade price for the Ordinary Shares on the Trading Market as reported by the Trading Market is less than $1.00 for thirty (30) Trading Days, the Company shall, pursuant to and in accordance with the approval of the Company’s shareholders obtained by the Company at the Extraordinary General Meeting of Shareholders of the Company on February 3, 2026 (the “Existing Reverse Split Approval”), use its best efforts to promptly effect a reverse share split of the Ordinary Shares (a “Reverse Split”) such that the trade price of the Ordinary Shares will be at least $5.00 per Ordinary Share immediately following such Reverse Split; provided, however, that if the Existing Reverse Split Approval is not effective at the time the Company is required to effect the Reverse Split (including because such approval has expired following the date that is twelve (12) months after February 3, 2026), the Company shall use its best efforts to promptly call a general meeting of its shareholders for purposes of approving a Reverse Split such that the trading price of the Ordinary Shares will be at least $5.00 immediately following such Reverse Split and, subject to receipt of shareholder approval therefor, shall use its best efforts to promptly effect such Reverse Split. If at any time after such Reverse Split and while the Investor owns any Securities, (i) the last closing trade price for the Ordinary Shares on the Trading Market as reported by the Trading Market is less than $1.00 for thirty (30) Trading Days or (ii) the Market Capitalization (as defined in the Note) of the Company is less than sixty percent (60%) of the Company’s Market Capitalization as of the date hereof, the Company shall use its best efforts to promptly call a general meeting of its shareholders for purposes of approving an additional Reverse Split such that the trade price of the Ordinary Shares will be at least $5.00 immediately following such additional Reverse Split and, subject to receipt of shareholder approval therefor, shall use its best efforts to promptly effect such additional Reverse Split.

5.19 No Short Sales. Except as expressly set forth below, the Investor covenants that from and after the date hereof through and ending when the Note no longer remains outstanding (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any of their respective officers, or any entity managed or controlled by the Investor or any such Affiliate (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Ordinary Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) any Ordinary Shares; or (2) selling a number of Ordinary Shares equal to the number of underlying Ordinary Shares that such Restricted Person is entitled to receive, but has not yet received from the Company or the Company’s transfer agent, upon (A) the completion of a pending conversion of the Note for which (a) a valid Conversion Notice (as defined in the Note) has been submitted to the Company pursuant to Section 3.1(a) of the Note or (b) a valid Prepayment Conversion Notice (as defined in the Note) has been submitted to the Company pursuant to Section 1.4.2 of the Note; or (B) the payment by the Company of any Repayment Amount in Repayment Shares pursuant to and in accordance with the Note, up to the total amount of such Repayment Shares.

5.20 Effect of Failure to Timely File, Have Declared Effective or Maintain Effectiveness of any Registration Statement; Current Public Information Failure. In addition to any other remedies provided under the Transaction Documents, if (i) a Registration Statement covering the resale of all of the Investor Shares required to be covered thereby and required to be filed by the Company with the SEC pursuant to Section 9.1 is not (a) filed with the SEC on or before the Filing Deadline (a “Filing Failure”) or (b) declared effective by the SEC on or before the date that is ninety (90) days following the Closing Date (an “Effectiveness Failure”), (ii) on any day after the effective date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the Ordinary Shares on a Trading Market, or a failure to register a sufficient number of shares of Ordinary Shares or by reason of a stop order) or the prospectus contained therein is not available for use for any reason, in each case for a period of more than five (5) Trading Days (a “Maintenance Failure”), other than the period of time during which the Registration Statement is not effective due to a post-effective amendment filing to the Registration Statement after an Annual Report on Form 20-F is filed, or (iii) if the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) for a period of more than five (5) Trading Days (a “Current Public Information Failure”) and as a result of which the Investor is unable to sell those Investor Shares included in such Registration Statement without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to the Investor by reason of any such delay in, or reduction of, its ability to sell the underlying Ordinary Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Investor an amount in cash equal to one percent (1.0%) of the then Outstanding Principal Amount of the Note (1) on or prior to the fifth (5th) day following such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than thirty (30) days). The payments to which a holder of Investor Shares shall be entitled pursuant to this Section 5.20 are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on or prior to the fifth (5th) day following the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Trading Day after such cure. Notwithstanding the foregoing, (i) no single event or failure with respect to a particular Registration Statement shall give rise to more than one type of Registration Delay Payment with respect to such Registration Statement, (ii) no Registration Delay Payments shall be owed to the Investor with respect to any period during which all of Investor Shares may be sold by the Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1), and (iii) with respect to any Investor Shares excluded from a Registration Statement by election of the Investor.

6. CLOSING CONDITIONS

6.1 Conditions Precedent to the Obligations of the Investor. The obligations of the Investor to fund the Note are subject to the satisfaction or waiver by the Investor, at or before the Closing Date, of each of the following conditions:

(a) Required Documentation. The Company must have delivered to the Investor copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby;

(b) Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and the transactions contemplated hereby or thereby;

(c) Trading Market Approval. If required by the Trading Market, the Company shall have submitted a Listing of Additional Shares Notification Form with the Trading Market relating to the issuance of the Note and, upon conversion of the Note, the Conversion Shares;

(d) No Event(s) of Default. The Investor must be of the reasonable opinion that no Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby;

(e) Representations and Warranties. The representations and warranties of (a) the Company contained herein and (b) the Company contained in any of the Security Documents shall, in each case, be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(f) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(h) No Suspensions of Trading in Ordinary Shares; Listing. Trading in the Ordinary Shares shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one day on which the Trading Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Ordinary Shares shall have been at all times since such date listed for trading on a Trading Market;

(i) Limitation on Beneficial Ownership. The issuance of the Note shall not cause the Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time;

(j) Perfection of Security Interest. The Investor shall have, to its satisfaction, perfected the security interest granted in the Collateral, as described in the Security Documents;

(k) Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit D; and

(l) Transfer Agent Instructions. The Company shall have delivered to the Investor a copy of the irrevocable instructions to the Company’s transfer agent, substantially in the form heretofore agreed upon by the parties and executed by the Company and the Company’s transfer agent, instructing the Company’s transfer agent to deliver the Investor Shares to the Investor upon conversion of the Note.

6.2 Conditions Precedent to the Obligations of the Company. The obligations of the Company to issue the Note are subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default (as defined in the Note); or

(b) a failure by the Company to comply in any material respect with any of its covenants or agreements set forth in this Agreement, which failure is not remedied by the Company or waived by the Investor on or prior to the tenth (10th) Business Day following the date on which the Investor shall have notified the Company of such failure.

7.2 [Reserved].

7.3 Remedies Upon an Event of Default. If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in the Note.

8. TERMINATION

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Investor on the occurrence or existence of a Securities Termination Event or a Change of Control;

(ii) by the mutual written consent of the Company and the Investor, at any time; or

(iii) by either Party, by written notice to the other Party, effective immediately, if the Closing has not occurred within ten (10) Business Days of the date specified by this Agreement or such later date as the Company and the Investor agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur.

8.2 Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time after the Closing Date that is thirty (30) days after the Outstanding Principal Amount under the Note and any accrued but unpaid interest is reduced to zero (0), whether as a result of Conversion or repayment by the Company in accordance with the terms of this Agreement and the Note.

8.3 Effect of Termination.

(a) Subject to Section 8.3(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b) If the Investor terminates this Agreement under Section 8.1(a)(i):

(i) the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Outstanding Principal Amount under the Note plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii) the Company must within five (5) Business Days of such notice being received, pay to the Investor in immediately available funds the Outstanding Principal Amount for the Note plus all accrued interest thereon (if any), unless the Investor terminates this Agreement as a result of an Event of Default and provided that (A) subsequent to the termination under Section 8.1(a)(i), the Investor is not prohibited by Law or otherwise from exercising its conversion rights pursuant to this Agreement or the Note, (B) the Investor actually exercises its conversion rights under this Agreement or the Note, and (C) the Company otherwise complies in all respects with its obligation to issue Conversion Shares in accordance with the Note (which obligation will survive termination).

(c) Upon termination of this Agreement, the Investor will not be required to fund any further amount after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to the Investor hereunder and which have not been repaid at the time of termination.

(d) Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

9. REGISTRATION RIGHTS

9.1 Registration.

(a) Registration Statement. Promptly, but in any event no later than thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Investor Shares (which, for the elimination of doubt, shall not include any shares that may potentially become issuable upon any share split, dividend, combination or similar transaction). The foregoing Registration Statement shall be filed on Form F-3, or if Form F-3 is not available to the Company, Form F-1 or any successor forms thereto. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least three (3) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel.

(b) Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 9, including all fees and expenses associated with effecting the registration of the Investor Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Investor Shares for sale under applicable state securities laws, listing fees, fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor Shares being sold.

(c) Effectiveness. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective within ninety (90) days following the Closing Date. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

9.2 Company Obligations. The Company will use its reasonable best efforts to effect the registration of the Investor Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which (i) all Investor Shares are either covered by the Registration Statement or have been sold by the Investor, (ii) the Investor Shares have been resold to the public pursuant to Rule 144, (iii) the Investor Shares may be sold without manner of sale, volume, current public information or other restrictions pursuant to Rule 144, or (iv) the Investor Shares cease to be outstanding (the “Effectiveness Period”);

(b) prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Investor Shares covered thereby;

(c) provide copies to and permit counsel designated by the Investor to review all amendments and supplements to the Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor Shares that are covered by the related Registration Statement;

(e) promptly notify the Investor of any request by the SEC for the amending or supplementing of the Registration Statement or Prospectus or for additional information;

(f) use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(g) prior to any public offering of Investor Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Investor Shares for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investor and take such other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Investor covered by the Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Investor Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not be required to qualify but for the requirements of this paragraph (g);

(h) promptly notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act; and

(j) hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete the Registration Statement or to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

9.3 Investor Information. The Investor shall furnish to the Company such information regarding the Investor, the Investor Shares held by the Investor, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the registration of the Investor Shares in accordance with this Section 9, including completing, executing and delivering to the Company no fewer than five (5) Business Days prior to the Filing Deadline a customary selling shareholder questionnaire in form and substance provided by the Company or its counsel.

9.4 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Investor Parties, from and against any Losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary Prospectus or final Prospectus, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any violation or alleged violation by the Company or its agents of the 1933 Act, the 1934 Act or any similar federal or state law or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Investor Shares pursuant to any Registration Statement; or (iii) any failure to register or qualify the Investor Shares included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor Parties for reasonable legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.

(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such Person’s receipt of, or such Person otherwise become aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ a single separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(c) Contribution. If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.

10. [INTENTIONALLY OMITTED.]

11. GENERAL PROVISIONS

11.1 Fees and Expenses. Prior to the date of this Agreement, the Company has paid Reed Smith LLP $30,000. At the Closing, the Company shall reimburse the Investor up to an additional $70,000 in the aggregate of due diligence costs and fees and disbursements of Reed Smith LLP in connection with the preparation of the Transaction Documents, it being understood that Reed Smith LLP has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Investor), stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Investor.

11.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. Subject to Section 11.4, the address for such notices and communications shall be as follows:

If to the Company:

Enlivex Ltd.

14 Einstein Street

Nes Ziona, Israel 7403618

With a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

If to the Investor:

Lind Global Asset Management XIV LLC
c/o The Lind Partners LLC
444 Madison Avenue, Floor 41
New York, NY 10022

With a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws that would result in the application of the law of any jurisdiction other than those of the State of New York.

11.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the state or federal courts located in The City of New York, Borough of Manhattan, State of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. Each party hereto agrees that it may be served with legal process in the State of New York at the following address: (a) for the Investor, c/o The Lind Partners LLC, 444 Madison Avenue, Floor 41, New York, NY 10022 and (b) for the Company, c/o Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

11.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

11.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

11.8 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto (including the Disclosure Letter), contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. The Disclosure Letter and all Exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

11.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

11.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor”, such transferee is an accredited investor, and the Investor provides the Company with notice of such transfer no fewer than three (3) Business Days prior to the effective date of such transfer.

11.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.13 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.14 Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

11.15 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:		INVESTOR:

ENLIVEX LTD.		Lind Global Asset Management XIV LLC

By:	/s/ Oren Hershkovitz	By:	/s/ Jeff Easton
Name:	Oren Hershkovitz	Name:	Jeff Easton
Title:	Chief Executive Officer	Title:	Authorized Person

[Signature Page of Securities Purchase Agreement]

EXHIBIT A

FORM OF SECURITY AGREEMENT

EXHIBIT B

FORM OF ACCOUNT CONTROL AGREEMENT

EXHIBIT C

FORM OF NOTE

EXHIBIT D

FLOW OF FUNDS REQUEST